Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data gives effect to our acquisition of six hotels from IPOA which occurred in November, 2005, to the acquisition of six Savannah Suites hotels which occurred on August 18, 2006. The total purchase price allocated to the acquired Savannah Suites hotels is based on preliminary estimates and is subject to change.

The pro forma consolidated balance sheet gives effect to the acquisition of the Savannah Suites hotels as if the transactions had occurred on June 30, 2006. The pro forma consolidated statements of operations for the year ended December 31, 2005 are presented as if the acquisition of the six hotels from IPOA and the six Savannah Suites hotels had occurred on January 1, 2005. The pro forma consolidated statements of operations for the six months ended June 30, 2006 are presented as if the acquisition of the six Savannah Suites hotels had occurred on January 1, 2006. We are a self-administered real estate investment trust and the unaudited pro forma consolidated financial data is presented on the assumption that we distribute at least 90% of our taxable income to our shareholders and do not incur federal income tax liability for the periods presented. In the opinion of our management, all adjustments necessary to reflect the effects of these transactions have been made.

The unaudited pro forma consolidated financial data is presented for comparative purposes only and is not necessarily indicative of what would have been our actual consolidated financial position or results on the date and for the periods presented and does not purport to represent our future consolidated financial position or results of operations. The unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by our historical consolidated financial statements and notes incorporated by reference herein and the historical consolidated financial statements and notes of the acquired hotels included in this filing.

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Balance Sheet (Unaudited)

(In thousands)

June 30, 2006

	Historical Supertel	Acquisition Pro Forma Adjustments		Supertel after Acquisitions Pro Forma Consolidated
ASSETS
Investments in hotel properties	$214,053	$27,944	(a)	$241,997
Less accumulated depreciation	59,415	—		59,415

	154,638	27,944		182,582
Cash and cash equivalents	1,605	—		1,605
Accounts receivable	1,456	—		1,456
Prepaid expenses and other assets	3,774	—		3,774
Deferred financing costs, net	1,614	79	(a)	1,693

	$163,087	$28,023		$191,110

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$10,014	$—		$10,014
Long-term debt	97,568	28,023	(a)	125,591

	107,582	28,023		135,605

Minority interest in consolidated partnerships	3,533	—		3,533

SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized; 1,521,258 shares issued and outstanding, liquidation preference of $15,213	15	—		15
Preferred stock warrants	53	—		53
Common stock, $.01 par value, 25,000,000 shares authorized; 12,064,283 shares outstanding	121	—		121
Additional paid-in capital	65,632	—		65,632
Distributions in excess of retained earnings	(13,849)	—		(13,849)

	51,972	—		51,972

	$163,087	$28,023		$191,110

See accompanying notes to Pro Forma Consolidated Balance Sheet

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2006

(dollar amounts in thousands)

The following notes provide information regarding the assumptions used for the pro forma adjustments for the acquisition and financing of the six Savannah Suites hotels.

(a)	To reflect the acquisition of the Savannah Suites hotels on August 18, 2006:

Savannah Suites 6 hotels
Purchase price	$27,650
Acquisition costs	294

$27,944

The purchase of the Savannah Suites hotels was funded, in part, by a $17,850 new long-term mortgage note with General Electric Capital Corporation (“GECC”) entered into on August 18, 2006 by Supertel Limited Partnership. The GECC term loan requires monthly interest payments in the first two years of the loan, monthly interest and principal (equal to one-twelfth of one percent of the loan amount) payments in the third year of the loan and monthly interest and principal (amortized over 20 years) payments in the fourth through the tenth years of the loan. The principal balance of the GECC term loan is due and payable on September 1, 2016. The GECC term loan bears interest at three-month LIBOR plus 1.70% (reset monthly) and can be converted to a fixed rate equal to the seven-year weekly U.S. dollar interest rate swap plus 1.98% between the seventh and thirty-sixth months of the loan. As of August 30, 2006 the three month LIBOR is 5.4%.

A bridge loan in the amount of $6,417 from GECC provides additional funding for the purchase of the Savannah Suites hotels. The GECC bridge loan requires monthly interest payments with the principal balance due and payable on March 1, 2007. The GECC bridge loan bears interest at three-month LIBOR plus 5.00% (reset monthly).

The remainder of the purchase price of the Savannah Suites hotels of approximately $3,383, plus $294 of acquisitions costs and $79 of deferred financing was borrowed from the revolving credit facility with Great Western Bank. The revolving credit facility bears an interest rate equal to the national prime rate which was 8.25% on June 30, 2006.

In summary:

Savannah Suites 6 hotels
Mortgage note	$17,850
Bridge loan	6,417
Borrowing from revolving credit facility:
Purchase price	3,383
Acquisition costs	294
Deferred financing costs	79

$28,023

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations (Unaudited)

(In Thousands)

Year Ended December 31, 2005

	Historical Supertel	Acquisition Pro Forma Adjustments IPOA 6 hotels		Supertel Pro Forma After IPOA Acquisition	Acquisition Pro Forma Adjustments Savannah Suites 6 hotels		Supertel after Acquisitions Pro Forma Consolidated
REVENUES
Room rentals and other hotel services	$60,537	$9,586	(a)	$70,123	$6,789	(a)	$76,912
Other	158	—		158	—		158

	60,695	9,586		70,281	6,789		77,070

EXPENSES
Hotel and property operations	42,372	6,430	(a)	48,802	3,761	(a)	52,563
Depreciation and amortization	6,863	1,158	(b)	8,021	767	(b)	8,788
General and administrative	2,526	—		2,526	—		2,526

	51,761	7,588		59,349	4,528		63,877

EARNINGS FROM CONTINUING OPERATIONS BEFORE LOSS ON DISPOSITIONS OF ASSETS, INTEREST EXPENSE AND MINORITY INTEREST	8,934	1,998		10,932	2,261		13,193
Net loss on dispositions of assets	(2)	—		(2)	(13)		(15)
Interest	(5,959)	(1,906	)(c)	(7,865)	(1,532	)(c)	(9,397)
Minority interest	(226)	—		(226)	—		(226)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,747	92		2,839	716		3,555
Income tax benefit	(31)	—		(31)	—		(31)

NET EARNINGS	2,778	92		2,870	716		3,586
Preferred stock dividend	(6)	—		(6)	—		(6)
NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$2,772	$92		$2,864	$716		$3,580

Weighted average shares outstanding—basic and diluted	12,062			12,062			12,062

Net earnings per share	$0.23			$0.24			$0.30

See accompanying notes to Pro Forma Consolidated Statement of Operations

Supertel Hospitality, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations (Unaudited)

(In thousands)

Six Months Ended June 30, 2006

	Historical Supertel	Acquisition Pro Forma Adjustments		Supertel after Acquisition Pro Forma Consolidated
REVENUES
Room rentals and other hotel services	$35,808	$3,538	(a)	$39,346
Other	61	—		61

	35,869	3,538		39,407

EXPENSES
Hotel and property operations	25,166	1,922	(a)	27,088
Depreciation and amortization	4,133	384	(b)	4,517
General and administrative	1,387	—		1,387

	30,686	2,306		32,992

EARNINGS FROM CONTINUING OPERATIONS BEFORE LOSS ON DISPOSITIONS OF ASSETS, INTEREST EXPENSE AND MINORITY INTEREST	5,183	1,232		6,415
Net loss on disposition of assets	(5)	(3)		(8)
Interest	(3,623)	(644	)(c)	(4,267)
Minority interest	(151)	—		(151)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,404	585		1,989
Income tax benefit	(7)	—		(7)

NET EARNINGS	1,411	585		1,996
Preferred stock dividend	(609)	—		(609)

NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$802	$585		$1,387

Weighted average shares outstanding—basic and diluted	12,064			12,064

Net earnings per share	$0.07			$0.11

See accompanying notes to Pro Forma Consolidated Statement of Operations

Notes to Unaudited Pro Forma Consolidated Statements of Operation

For the Year Ended December 31, 2005 and Six Months Ended June 30, 2006

(dollar amounts in thousands, except per share amounts)

The following notes provide information regarding the assumptions used for the pro forma adjustments for the acquisition of the IPOA hotels up to the date of their acquisition in November, 2005 and the six Savannah Suites hotels acquired on August 18, 2006.

(a)	To reflect the operations of the acquisitions of the six IPOA hotels and the six Savannah Suites hotels using the historical financial statements for the hotels for the year ended December 31, 2005 and for the six months ended June 30, 2006 and adjusting those numbers for specific verifiable and continuing changes in operating expenses.

	December 31, 2005		June 30, 2006
	IPOA 6 hotels	Savannah Suites 6 hotels	Savannah Suites 6 hotels
Room rentals and other hotel services	$9,586	$6,789	$3,538

Hotel and property operations:
Baseline expenses	$6,637	$3,949	$1,997

(i)	(98)	(178)	(71)
(ii)	(133)	(10)	(4)
(iii)	24	—	—

Total Adjustments	(207)	(188)	(75)

Adjusted expenses	$6,430	$3,761	$1,922

(i)	To reflect the cost reductions resulting from the terms of our agreements with Royal Host Management and Guest House Inn Corp. which will eliminate the cost of an administrative position and reduce the cost of the management fee to 4% for the IPOA and 4.8% for the Savannah Suites properties that are managed by Guest House Inn Corp.

(ii)	The Company obtained insurance coverage for the hotels which cost less than that previously charged to the hotels by the sellers.

(iii)	To increase the cost of IPOA’s franchise fees by .25% in accordance with franchise agreements.

(b)	To reflect pro forma depreciation and amortization based on the depreciable basis of the Company’s acquisition cost assuming asset lives of 39 years for buildings, and five years for furniture, fixtures and equipment.

(c)	To reflect interest expense including amortization of deferring financing costs related to:

The acquisition of the six IPOA hotels and the related $14,830 long-term mortgage note payable, at 5.97% per annum, $6,123 of assumed mortgage note payable at 7.41% per annum, $3,000 of an interest-free seller note ($2,831 using an imputed interest rate of 5.97%) and $8,956 of borrowings from the Company’s revolving credit facility at 7%.

The acquisition of the six Savannah Suites hotels with a mortgage notes payable of $17,850 at a variable rate of 7.1% adjustable monthly.

The interest related to the six Savannah Suites properties for the $6,417 bridge loan at 10.4% and $3,756 of borrowings from the Company’s revolving credit facility at 8.25%.

If the variable rates of the mortgages, bridge loan and revolving credit facility were to increase by 1/8%, the annual fluctuation of interest expense would be $44.